UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 20, 2006

THERMADYNE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22378	74-2482571
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16052 Swingley Ridge Road, Suite 300 Chesterfield, Missouri		63017
(Address of principal executive offices)		(Zip Code)

(636) 728-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act.

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.         Entry into a Material Definitive Agreement.

On June 20, 2006, Thermadyne Holdings Corporation (the “Company”), Thermadyne Industries, Inc., their domestic subsidiaries and certain of their foreign subsidiaries amended the Second Amended and Restated Credit Agreement with General Electric Capital Corporation as Agent and Lender and the Second Lien Credit Agreement with Credit Suisse as Administrative Agent and Collateral Agent to extend the time for the Company to provide its annual audited financial statements for the period ended December 31, 2005 and unaudited financial statements for the month ended March 31, 2006 until July 15, 2006.

Copies of the amendments are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The foregoing summary of the terms of these amendments is qualified in its entirety by reference to Exhibits 4.1 and 4.2.

Item 4.02            Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company intends to restate its previously filed financial statements for the year ended December 31, 2004 and for the first three quarters of 2005. The restatement will relate primarily to adjustments to deferred income taxes which were booked by the Company in connection with fresh start accounting. Additional adjustments will relate to state income tax liabilities, foreign currency translations and miscellaneous other matters.

The Company expects to complete the restatement of these financial statements pending further analysis, when it files its 2005 Form 10-K, which it currently anticipates filing on or before July 14, 2006.

In a press release dated June 23, 2006, the Company announced its intent to restate its financial statements for 2004 and the first three quarters of 2005 and that the Company now anticipates filing its 2005 Annual Report on Form 10-K and its first quarter 2006 Quarterly Report on Form 10-Q on or before July 14, 2006. A copy of the press release is attached to this Report as Exhibit 99.1 and incorporated herein by reference.

As a result of the pending restatement, the Audit Committee of the Company’s Board of Directors, upon the recommendation of management and following management’s consultation with the Company’s independent registered public accountants, concluded on June 23, 2006 that the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Reports for the quarters ended March 31, June 30 and September 30, 2005 should no longer be relied upon.

Item 8.01.         Other Events.

On June 20, 2006, the Company received a notice dated June 19, 2006 from the trustee under the indenture for the Company’s 9¼% Senior Subordinated Notes Due 2014 that the Company was not in compliance with the indenture requirement that it timely file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 by the extended date of June 15, 2006.  If the Company does not file these reports with the Securities and Exchange Commission on or before July 19, 2006, unless such date is further extended, such failure to file would become an event of default under the indenture.

The Company intends to file its reports prior to July 19, 2006.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits.

4.1            Fifteenth Amendment to the Second Amended and Restated Credit Agreement dated June 20, 2006 among Thermadyne Holdings Corporation, Thermadyne Industries, Inc. and certain of their subsidiaries and General Electric Capital Corporation as Agent and Lender.

4.2            Amendment No. 15 to the Second Lien Credit Agreement dated June 20, 2006 among Thermadyne Holdings Corporation, Thermadyne Industries, Inc. and certain of their subsidiaries and Credit Suisse First Boston as Administrative Agent and Collateral Agent.

99.1      Press release of Thermadyne Holdings Corporation dated June 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2006

THERMADYNE HOLDINGS CORPORATION

	By:	/s/ Patricia S. Williams
	Name:	Patricia S. Williams
	Title:	Vice President, General Counsel and Corporate Secretary